UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 12, 2025

VILLAGE SUPER MARKET, INC.
(Exact Name of Registrant as specified in its charter)

New Jersey	0-2633	22-1576170
(State or Other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

733 Mountain Avenue
Springfield, New Jersey 07081
(Address of principal executive offices)

 Registrant’s telephone number, including area code
(973) 467-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[☐]  Written communication pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

[☐]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240.14a-12)

[☐]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[☐]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class A common stock, no par value	VLGEA	NASDAQ
(Title of Class)	(Trading Symbol)	(Name of exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

    The Company’s annual meeting of shareholders was held on December 12, 2025.  The final results are set forth below.

Election of Directors:

Directors	For	Withheld	Broker Non-Votes
John J. Sumas	35,951,109	3,669,585	1,298,137
Nicholas J. Sumas II	36,466,833	3,153,861	1,298,137
Robert Sumas	35,948,912	3,671,782	1,298,137
John P. Sumas	35,947,822	3,672,872	1,298,137
Kevin Begley	36,470,864	3,149,830	1,298,137
Steven Crystal	35,418,122	4,202,572	1,298,137
Stephen Rooney	36,449,108	3,171,586	1,298,137
Prasad Pola	36,519,468	3,101,226	1,298,137
Perry J. Blatt	36,822,485	2,798,209	1,298,137

Other Proposals:

	For	Against	Abstain	Broker Non-Votes
Ratification of KPMG LLP as the independent registered public accounting firm for fiscal 2026	40,643,232	266,525	9,074	—

Item 8.01   Other Events

    On December 12, 2025, the Company announced that its Board of Directors declared quarterly cash dividends of $0.25 per Class A common share and $0.1625 per Class B common share. The dividends will be payable on January 22, 2026 to shareholders of record at the close of business on January 1, 2026.

Item 9.01   Financial Statements and Exhibits

Description

99.1	Press Release

Signature

    Pursuant to the requirements of the Securities and Exchange Act of 1934. the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Super Market, Inc.

Dated: December 12, 2025	/s/ John L. Van Orden
John L. Van Orden
(Chief Financial Officer)